MODIFICATION AGREEMENT

         MODIFICATION AGREEMENT (this "Modification"), dated as of September 10, 1997, between TELEMUNDO GROUP, INC., a Delaware corporation ("Telemundo") and INTERSPAN COMMUNICATIONS, a California limited partnership ("Affiliate").

                                    RECITALS

         Telemundo and Affiliate are parties to that certain Network Affiliation and Representation Agreement (the "Original Agreement"), dated as of August 31, 1993. Pursuant to the Original Agreement, Affiliate has the right to broadcast certain Spanish-language programming transmitted by Telemundo.

         Roland A. Hernandez ("Hernandez"), a principal of Affiliate, and Telemundo entered into an Employment Agreement (the "Original Employment Agreement"), dated as of March 9, 1995. In connection with the Original Employment Agreement, Telemundo and Affiliate entered into an Agreement in Principle (the "Agreement in Principle" and, together with the Original Agreement, the "Existing Agreement"), dated as of April 7, 1995. The Agreement in Principle modified the Original Agreement.

         Concurrently with the execution of this Modification, Telemundo and Hernandez will enter into an Amended and Restated Employment Agreement (the "Employment Agreement"). In connection with the Employment Agreement, Telemundo and Affiliate desire to modify the Existing Agreement as set forth herein (as so modified, the Existing Agreement is the "Affiliation Agreement").

                                    AGREEMENT

                  In consideration of the foregoing recitals, the mutual covenants contained herein and other valuable consideration, the parties agree as follows:

1. EXTENSION OF TERM. The term of the Existing Agreement is hereby extended through February 28, 2001, subject to the terms of the Affiliation Agreement.

2. AFFILIATION COMPENSATION. Telemundo shall pay to Affiliate compensation in the amounts, and on the terms, set forth in Exhibit A hereto (the "Affiliation Compensation"). The amount of the Affiliation Compensation shall increase annually in accordance with the escalation schedule included in Exhibit A.

3. TERMINATION RIGHT. In the event that Hernandez's employment pursuant to the Employment Agreement terminates for any reason, Affiliate shall have the right (the "Termination Right") to terminate the Affiliation Agreement. Affiliate may exercise the Termination Right at any time by giving written notice of such exercise to Telemundo; PROVIDED, HOWEVER, that such notice must be given during the 12-month period following the termination of

Hernandez's employment. The termination notice shall specify the effective date of the Affiliation Agreement's termination, which date shall be no less than six months after the date such notice is given. Upon the termination of the Affiliation Agreement pursuant to the Termination Right, the parties' rights and obligations under the Affiliation Agreement shall cease; PROVIDED, HOWEVER, that such rights and obligations shall survive to the extent they arose (or relate directly to events occurring) prior to the effective date of the Affiliation Agreement's termination. In no event shall the term of the Affiliation Agreement be extended as a result of the exercise of the Termination Right.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Modification to be duly executed on its behalf as of the date first set forth herein.

                              TELEMUNDO GROUP, INC.

                              By: /s/ PETER J. HOUSMAN II
                                  -------------------------------------
                              Name: Peter J. Housman II
                              Title: Chief Financial Officer & Treasurer

                              INTERSPAN COMMUNICATIONS

                               By: INTERSPAN COMMUNICATIONS CORPORATION
                               Its: General Partner

                              By: /s/ ROLAND A. HERNANDEZ
                                  -------------------------------------
                               Name: Roland A. Hernandez
                               Title: Pres. GP

                                   EXHIBIT "A"

KFWD - Dallas
Renewal Terms

I.       BASE COMPENSATION(1)

                                                                   BASE
                 FISCAL YEAR                                   COMPENSATION

     9/1/97 - 8/31/98                                $         1,500,000
     9/1/98 - 8/31/99                                $         1,612,500
     9/1/99 - 8/31/2000                              $         1,733,438
     9/1/2000-2/28/2001                              $         1,863,445(2)

(1) Represents annual base Affiliate Compensation to be paid in accordance with Company's existing established practices.

(2) Represents Compensation for a full year. Affiliate entitled to pro rata portion of the full fiscal year Compensation pursuant to number of months Affiliate holds affiliation agreement with Company.


II.      BONUS COMPENSATION(1)


                                          BASE BONUS AMOUNT (2)                                               INCREMENTAL BONUS (3)
                                     (M-F 9:00A-10P, SAT-SUN 1P-10P)                                             (M-F 9:00A-10P)
                                     -----------------------------------------------------                    ----------------------
                                            AUDIENCE SHARE (4)                                                 AUDIENCE SHARE (4)


        FISCAL YEAR                     35%-40%          % INCREASE              ABOVE 40%                              ABOVE 35%
Each Affiliate                $        42,750                N/A         $        57,750                         $        62,750
Contract Year
(1997 - 2001)


         (1) If earned, Bonus Compensation (which consists of the Base Bonus and the Incremental Bonus) shall be payable to Affiliate twice yearly. Bonus Compensation shall be based upon respective May and November sweeps performance as measured by A.C. Nielsen and published in a Nielsen "book." The bonus amounts set forth in this Section II are the total attainable bonus amounts for the Affiliate's annual performance. Therefore, performance for each of the respective two Nielsen sweep books will govern Affiliate's entitlement to earn for each such sweep book 50% of the total available Bonus Compensation.

         (2) Base Bonus Amount is measured by two separate standards of performance. Affiliate is entitled to earn only the highest Base Bonus Amount, i.e., the amounts are not additive.

         (3) If earned under applicable performance standards, the Incremental Bonus shall be payable in addition to the Base Bonus. The Incremental Bonus is independent of the Base Bonus and can be earned whether or not a Base Bonus is earned.

         (4) NHSI Household Audience share as measured by A.C. Nielsen Company, with audience share to be determined by measuring Telemundo and Univision station performance in the market as the total universe.

III.     MINIMUM PERFORMANCE STANDARDS
                  None.